Sent on behalf of Jeff Cerefice…

Field management:

Please reference the following points when asked by employees about the possible airport location divestitures.

Management Talking Points to Address Dollar Thrifty Airport Location Divestitures

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Hertz has informed us that its goal is that no Dollar Thrifty Field employee will be affected by rental counter divestitures until late February 2013 at the earliest.  The vast majority of employees will never be affected by divestitures at all.

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Hertz has also informed us that its goal is to maintain operations and keep jobs in every market where Dollar Thrifty currently has rental counters on airport, although in a few cities Dollar Thrifty may have to move off-airport temporarily to satisfy federal regulatory requirements.

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At this point, it is not possible to determine which locations will be affected. The specific DTG locations which the Federal Trade Commission is requiring Hertz to divest are not currently public information.  For competitive and legal reasons, the process to divest those DTG airport locations will require very detailed steps.

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During the divestiture process, teams who are responsible for IT, back office, HR, Finance and Operations will be communicated to in advance to plan for the divestiture and transition to the acquiring company.

•	Today, and for the immediate future, all employees at Dollar Thrifty locations are still DTG employees and an important part of servicing DTG customers.

ADDITIONAL INFORMATION

On September 10, 2012, Hertz filed with the United States Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO regarding the tender offer described herein and Dollar Thrifty filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”).  Investors and security holders of Dollar Thrifty are strongly advised to read the tender offer statement (as updated and amended) filed by Hertz with the SEC and Schedule 14D-9 filed by Dollar Thrifty with the SEC, because they contain important information that Dollar Thrifty’s stockholders should consider before tendering their shares.  The tender offer statement and other documents filed by Hertz and Dollar Thrifty with the SEC are available for free at the SEC’s web site (http://www.sec.gov).  Copies of Hertz’s filings with the SEC may be obtained at the SEC’s web site (http://www.sec.gov) or by directing a request to Hertz at (201) 307-2100.  Copies of Dollar Thrifty’s filings with the SEC are available free of charge on Dollar Thrifty’s website at www.dtag.com or by contacting Dollar Thrifty’s Investor Relations Department at 918-669-2236.

Cautionary Note Concerning Forward-Looking Statements

This communication contains “forward-looking statements”. Examples of forward-looking statements include information concerning Dollar Thrifty’s outlook, anticipated revenues and results of operations, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that Dollar Thrifty has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Dollar Thrifty believes are appropriate in these circumstances. Dollar Thrifty believes its judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Among other items, such factors could include: Hertz’s ability to obtain regulatory approval for and to consummate an acquisition of Dollar Thrifty; the risk that expected synergies, operational efficiencies and cost savings from a Dollar Thrifty acquisition may not be fully realized or realized within the expected time frame; the risk that unexpected costs will be incurred in connection with the proposed Dollar Thrifty transaction; the retention of certain key employees of Dollar Thrifty may be difficult; and the operational and profitability impact of divestitures required to be undertaken to secure regulatory approval for an acquisition of Dollar Thrifty.  Additional information concerning these and other factors can be found in Dollar Thrifty’s filings with the Securities and Exchange Commission, including Dollar Thrifty’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Dollar Thrifty therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to Dollar Thrifty or persons acting on behalf of Dollar Thrifty are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Dollar Thrifty does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.